Exhibit 10.14

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

This Assignment of Limited Liability Company Interest (this “Assignment”) is made and entered into as of the 28th day of September, 2020 (the “Effective Date”), by Gang Li (the “Assignor”) the sole member of Chanson 355 Greenwich LLC, a New York limited liability company (the “Company”), and George Chanson (NY) Corp., a New York corporation (the “Assignee”).

WHEREAS, Assignor owns 100% of the limited liability company interest in the Company (the “Subject Interests”) and the Subject Interests collectively constitute 100% of the limited liability company interests of the Company issued and outstanding;

WHEREAS, Assignor desires to hereby evidence the conveyance, contribution, transfer, and assignment of the Subject Interests to the Assignee as set forth in this Assignment.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee do hereby agree as follows:

1. Assignment and Assumption. Assignor does hereby assign, transfer, set over, convey, and contribute unto Assignee, free and clear of all encumbrances, all of the Subject Interests. Assignee does hereby accept the aforesaid assignment and does hereby assume all of the obligations of the Assignor related to the Subject Interests arising or accruing from and after the Effective Date.

2. Continuation of the Company. The parties hereto agree that the assignment of the Subject Interests, the admission of the Assignee as a substitute member of the Company with respect to the Subject Interests transferred hereby shall not dissolve the Company and that the business of the Company shall continue without dissolution.

3.  Miscellaneous. This Assignment is effective as of the Effective Date. This Assignment shall be governed by and construed under the laws of the State of New York and shall be binding upon and inure to the benefit of the parties, and their respective successors, assigns, and legal representatives.

4. Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

Assignor:

Gang Li

By:	/s/ Gang Li

Assignee:

George Chanson (NY) Corp.

By:	/s/ Gang Li

Name:	Gang Li

Title:	Chief Executive Officer

[Signature Page to Assignment of Limited Liability Company Interest]